Exhibit 3


                             JOINT FILING AGREEMENT

                  The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


    Dated: November 19, 1998

                                         GREENCORE GROUP PLC

                                         By: /s/ Kevin O'Sullivan
                                             -----------------------------------
                                             Name: Kevin O'Sullivan
                                             Title: Chief Financial Officer and
                                                    Director


                                         By: /s/ Kevin O'Sullivan
                                             -----------------------------------
                                             Name: Kevin O'Sullivan
                                             Title: Managing Director